Exhibit 99.1

Archipelago Holdings Completes Pacific Exchange Acquisition

—ArcaEx to Offer U.S. Industry Fully-Electronic Consolidated Trading of Equities and Options—

CHICAGO AND SAN FRANCISCO September 26, 2005 /PRNewswire-FirstCall/ — Archipelago Holdings, Inc. (PCX: AX), owner and operator of the Archipelago ExchangeSM (ArcaEx®), today announced the closing of its acquisition of PCX Holdings, Inc. (PCXH) and its subsidiaries, the Pacific Exchange, Inc. and PCX Equities, Inc.

The total consideration paid by Archipelago to PCX Holdings shareholders in the transaction was $90,862,541.03, consisting of $66,280,607.03, the total dollar value of 1,645,415 shares of Archipelago common stock held by PCXH at the time of the closing, plus $17 million, plus a working capital adjustment of $8,010,098.00, minus an executive payment excess of $428,164.00.

 “We believe strongly in the platform and connectivity we built for and with the trading community.  We look forward to offering new opportunities to our clients and investors, and to further our strategy of trading multiple securities products on the ArcaEx platform,” said Jerry Putnam, Chairman and CEO of Archipelago Holdings.

“We are very pleased to reach the end of a long journey,” said Philip D. DeFeo, chairman and CEO of PCX Holdings and the Pacific Exchange.  “Our alliance with Archipelago creates opportunities to better serve the interests of our customers and public investors that we could not offer on our own.  It marks the fulfillment of a strategic course charted and followed for more than six years.  We are proud of the progressive initiatives launched here that brought important change to the industry, and that positioned the Exchange to become part of a truly global marketplace.”

DeFeo will continue to serve on the board of directors of both Archipelago Holdings, Inc. and the Pacific Exchange, Inc.

Putnam added, “Since our announcement in January, we have focused our transition planning on gaining a comprehensive understanding of the PCX options business, its current technology platform and the on-going needs of options customers. We would like to thank Phil and his team for their outstanding contributions to this process and for the successful partnership that has existed between the two companies since we aligned in 2000 to create ArcaEx.”

The Archipelago-Pacific merger was approved by the Securities and Exchange Commission on September 22, 2005.

About Archipelago

Archipelago Holdings, Inc. (PCX: AX) owns and operates the Archipelago Exchange (ArcaEx). ArcaEx is the first totally open all-electronic stock market in the United States. ArcaEx customers can trade over 8,000 equity securities, including securities listed on the New York Stock Exchange(R), Nasdaq(R), American Stock Exchange(R) and ArcaEx. The Archipelago ECN, a precursor to ArcaEx, was one of the four original ECNs, formed in December 1996 with Townsend Analytics. For more information, visit www.arcaex.com.

About the Pacific Exchange

Founded in 1882, the Pacific Exchange ran equities trading floors in both Los Angeles and San Francisco (as well as its San Francisco options floor), at the time it first aligned with Archipelago in 2000. The Pacific Exchange closed its equities floors and migrated stock trading to ArcaEx in 2002. Today, the Pacific Exchange trades options on more than 1,800 stocks and ETFs, with year-to-date average daily volume nearing 600,000 contracts. For more information, visit www.pacificex.com.

Forward Looking Statement

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks or factors identified in the Company’s filings with the Securities Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on the Company’s website at http://www.archipelago.com. You should not place undue reliance on forward- looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.